UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2015

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 1, 2015 at which

●	six directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified, and
●	the selection of Mayer Hoffman McCann P.C., independent registered public accountants, as auditors of the Company for the year ending December 31, 2015 was ratified.

Of the 13,599,969 shares outstanding and entitled to vote at the meeting, 12,104,130 shares were present, in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:      Election of Directors

				Broker
Nominee	For	Against	Abstain	Non-Votes

Sidney Kirschner	10,021,185	157,394	4,788	1,920,763

Michael Benstock	10,099,784	79,459	4,124	1,920,763

Alan D. Schwartz	10,118,671	60,064	4,632	1,920,763

Robin Hensley	10,081,785	80,223	21,360	1,920,762

Paul Mellini	10,009,075	151,968	22,324	1,920,763

Todd Siegel	10,073,331	63,044	46,992	1,920,763

Proposal 2:     Ratification of Mayer Hoffman McCann P.C., as auditors for 2015:

For	Against	Abstain

12,061,093	36,534	6,503

.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Executive Vice President, Chief Financial Officer
and Treasurer

Date: May 4, 2015